EXHIBIT B

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the "Agreement") is made and entered into this 31st day of December, 2010 by and between MOUNT KNOWLEDGE HOLDINGS, Inc., a Nevada Corporation (the "Company"), MOUNT KNOWLEDGE ASIA LTD, a Hong Kong Corporation (the “Company Subsidiary”), and LANGUAGE KEY TRAINING LTD, a British Virgin Islands corporation, Dirk Haddow, Mark Wood, Chris Durcan and/or Jeff Tennenbaum, individually (collectively hereinafter referred to as the "Shareholders").

RECITALS

WHEREAS, Shareholders are the holders and owners of a total of Three Hundred Twenty-Five Thousand Seven Hundred Ten (325,710) shares of Ordinary A Stock of Language Key Asia Ltd (the “LK A Shares), represented by one or more share certificates as set forth Schedule A, attached hereto; and

WHEREAS, Shareholders are desirous of selling their LK A Shares to the Company and the Company is desirous of purchasing the LK A Shares, pursuant to Schedule A herein, pursuant to which the LK A Shares owned and held by the Shareholders shall be exchanged for shares of Common Stock of the Company (the “MKHD Shares”), as set forth in Form(s) for Purchase and Exchange, attached hereto as Exhibit A-1 of the Schedule A..

WHEREAS, Company and Shareholders deem it to be in their respective best interests to enter into this transaction pursuant to the terms and conditions of the Definitive Agreement dated October 5, 2010, Amendment No. 1 of Definitive Agreement dated October 29, 2010 and Amendment No. 2 of Definitive Agreement dated December 31st, 2010, collectively referred to as (the “Definitive Agreement”) of which this Agreement is made a part thereto.

NOW, THEREFORE, in consideration of the promises and the mutual terms, covenants and conditions set forth herein, the Company and the Shareholders agree as follows:

AGREEMENT

1. SHARE PURCHASE AND EXCHANGE.

1.1. Purchase and Sale of the Company’s Common Stock. Subject to the terms and conditions of this Agreement, the Shareholders agree to sell to the Company, and the Company agrees to purchase from the Shareholders a certain number of shares of LK A Shares for a total aggregate purchase price, as set forth Schedule A and further referenced in one or more separately executed Form(s) for Purchase and Exchange, attached hereto as Exhibit A-1, by each Shareholder, respectively.

1.2. Exchange of the Company’s Common Stock. Subject to the terms and conditions of this Agreement, the Shareholders agree to transfer and assign to the Company, their LK A Shares in exchange for the number of MKHD Shares (the “Share Exchange”), as set forth in one or more separately executed Form(s) for Purchase and Exchange, attached hereto as Exhibit A-3, with each Shareholder, respectively. The exchange of LK A Shares for MKHD Shares may require the exchange of LK A Shares to be completed first with the Company’s nominee, the Company Subsidiary, and then followed by other exchange, including by the Company Subsidiary with the Company (the “Subsidiary Exchange”), so the Share Exchange is completed in a manner consistent with accounting principles. Notwithstanding anything to the contrary as stated in this Section 1.2, such Subsidiary Exchange shall not change or effect the number of MKHD Shares each Shareholder is entitled to receive upon the execution of the Form(s) for Purchase and Exchange, attached hereto as Exhibit A-3, with each Shareholder, respectively.

1.3. Release. Shareholders, together with their heirs, executors, administrators, and assigns, do hereby remise, release and forever discharge the Company, its respective directors, officers, shareholders, employees and agents, and their respective successors and assigns, of and from all claims, causes of action, suits and demands whatsoever which Shareholders ever had, now or may have howsoever arising out of the original grant (including rights of pre-emption under the articles of association of the Company). For the avoidance of doubt and clarification, each of the Shareholders confirm and acknowledge to the other and the Company through the execution of this Agreement that that he or it together with its or their heirs, executors, administrators, and assigns, as the case may be, do hereby waive and relinquish all or any preemption rights or rights of a nature similar thereto that he or it may have pursuant to articles of association of the Company with respect to any of the LK A Shares herein.

1.4. Mutual Representations. As may required, the parties will execute and deliver all such further documents (including but not limited to appropriate instruments of transfers and bought and sold notes), do or cause to be done all such further acts and things (including but not limited to payment of stamp duty in Hong Kong), and give all such further assurances as in the opinion of the Company or its counsel are necessary or advisable to give full effect to the provisions and intent of this Agreement.

2. CLOSING AND REQUIRED DOCUMENTS.

2.1. Closing. Subject to the conditions set forth herein; the Closing of one or more transactions contemplated by this Agreement shall occur on the date of execution of one or more Form(s) for Purchase and Exchange, attached hereto as Exhibit A-3, separately with each Shareholders, respectively, represented in Schedule A (the "Closing" and the date of Closing is herein referred to as the "Closing Date").

2.2. Required Documents. The Shareholders shall, prior to each Closing Date, deliver to the Company (or Company Subsidiary, as the case may be) share certificates and/or executed bought and sole notes and instruments of transfers evidencing all of the LK A Shares owned and held by Shareholders, along with a duly executed board resolution of Language Key Asia Limited accepting the transfer of all the LK A Shares owned and held by Shareholders to the Company and registration of the Company or Company Subsidiary as the registered holder thereof subject to stamping.

2.3. Execution of Documents. Shareholders and Company mutually agree to execute any and all documentation required to complete the purchase and exchange of shares as set forth in one or more separately executed Form(s) of Purchase and Exchange, attached hereto as Exhibit A-3, including the documents effecting the Subsidiary Exchange as defined in Section 1.2 hereinabove, and “Form of Instrument of Transfer and Bought and Sold Note,” attached hereto as Exhibit A-4.

3. Obligations and Delivery.

3.1. Obligations of the Company. The obligations of Company to purchase the LK A Shares in accordance with the terms hereof and the obligation of the Company to exchange said LK A Shares for MKHD Shares in accordance with the terms hereof shall be subject to and expressly conditioned upon fulfillment of the conditions recited in Section 1 above and each of the following conditions on or prior to the Closing Date:

3.1.1.	Approval of and compliance by all of the parties thereto.

3.1.2.

All representations and warranties of the Company and Shareholders contained herein shall be true and correct in all material respects at and as of the Closing with the same force and effect as though made at and as of such time.

3.1.3.	Company and the Shareholders shall have performed and complied with all of the obligations, terms, conditions and agreements required to be performed or complied with by it on or prior to the Closing.

4. Delivery of Company Certificates and Purchase Price. The Company or the Company Subsidiary shall deliver to the Shareholders a certificate or certificates in proper form, series and/or class for the number of MKHD Shares to be obtained by Shareholders hereby reflecting the purchase price in an executed Form for Purchase and Exchange, as set forth in Exhibit A-1.

4.1. Representations, Warranties and Acknowledgments. In connection with the purchase and exchange, Company and the Shareholders make the following representations and warranties:

4.1.1.	By the Company.

Company hereby represents and warrants as follows:

4.1.1.1.

Organization, Good Standing and Qualification. Company and Company Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the State of Nevada, United States of America and the laws of Hong Kong, respectively. Each of Company and Company Subsidiary has all requisite corporate power and authority to own and operate its business, to execute and deliver this Agreement, to (or procure to, as the case may be) issue, sell and deliver the MKHD Shares, to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. Company is duly qualified and is authorized to do business and is in good standing in all jurisdictions in which the nature of its activities, which failure to do so could not have, individually or in the aggregate, a Material Adverse Effect (as defined herein) on the Company. For purposes of this Agreement, with respect to either party, a "Material Adverse Effect" shall mean a material adverse effect on the business, assets, financial condition or operations of the party and its subsidiaries, taken as a whole.

4.1.1.2.

Validly Issued Shares. When issued in compliance with the provisions of this Agreement, the MKHD Shares will be validly issued, fully paid and non-assessable, will rank pari passu in all respects with all existing issued and outstanding common or preferred stock, par value $0.0001 (the "Common or Preferred Stock"), of the Company and will be free of any restrictions, limits, claims, liens or other encumbrances; provided, however, that the MKHD Shares may be subject to restrictions on transfer under applicable securities laws of the United States of America required at the time a transfer is proposed.

4.1.1.3.

Authorization; Binding Obligations. All actions on the part of the Company or the Company Subsidiary and their officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the MKHD Shares pursuant hereto have been taken or will be taken prior to the Closing Date, including any actions required to comply with any anti-trust laws, if applicable. This Agreement has been duly executed and delivered by the Company, and this Agreement is a valid and binding obligation of Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the MKHD Shares is not subject to any preemptive or similar rights or rights of first refusal that have not been properly waived or complied with.

4.1.1.4.

Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock at $.0001 par value per share and 100,000,000 shares of Series A Preferred Stock, $.0001 par value per share (the "Common Stock or MKHD Shares"), of which approximately 86,633,536 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock on the date of execution of this Agreement.

4.1.1.5.

Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under applicable jurisdiction securities laws, stock exchange regulations and, if applicable, any anti-trust laws, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company or by the Company Subsidiary of the transactions contemplated hereby or compliance by the Company or by the Company Subsidiary with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by- laws of the Company and/or the Company Subsidiary, (b) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its material subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its material subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company's ability to consummate the transactions.

4.1.1.6.

Listing. The MKHD Shares have been approved for listing on the Over-the-Counter Bulletin Board (OTCBB:MKHD) exchange in the United States of America, governed by the Securities and Exchange Commission (SEC) and the Securities Act of 1933, as amended (the "1933 Act") as of the date of execution of the Agreement.

4.1.2.

By Shareholders. The Shareholders, when applicable and when the appropriate documentation has been executed by each respective Shareholder required to complete the purchase and exchange of the MKHD Shares as defined herein, the Shareholders shall, jointly and severally, acknowledge the following:

4.1.2.1.

Ownership of the Stock. Shareholders shall represent that each Shareholder, individually, shall have good and marketable title to the MKHD Shares purchased and exchanged by the Company hereunder, free and clear of all claims, liens, encumbrances, charges, assessments or other rights or interests of any person. There are no restrictions with respect to the transferability of the MKHD Shares in the Company in accordance with the terms of this Agreement, and upon transfer of the MKHD Shares in the Company, the holder thereof will receive good and marketable title to the Common Shares, free and clear of all claims, liens, encumbrances, charges, assessments and restrictions or other rights or interest of other persons whatsoever.

4.1.2.2.

No Obligation to Dispose of MKHD Shares. Shareholders shall confirm that no contemplated agreements, undertakings, arrangements, obligations, indebtedness or commitments providing for or which is likely to compel a disposition of the MKHD Shares, upon completion of the share exchange defined herein in this Agreement.

4.1.2.3.

Exemption from Registration. Shareholders acknowledge that said MKHD Shares are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), based, in part, on reliance that the issuance of the Shares is exempt from registration under the 1933 Act.

4.1.2.4.

Restrictive Legends. In order to reflect the restrictions on disposition of the MKHD Shares, the stock certificates for the MKHD Shares will be endorsed with restrictive legends, including the following legends:

(i) THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND STATE SECURTIES LAWS.

(ii) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A COMMON STOCK SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND THE HOLDER OF THE SECURITIES EVIDENCED HEREBY (OR SUCH HOLDERS PREDECESSOR IN COMPANY) AND THE ISSUER'S BYLAWS.

(iii) Any other legends required by state securities laws.

4.1.2.5.

Information Availability. Shareholders shall further acknowledge that they have individually and collectively had access to information about the Company, including a summary of its overall business, public filings, etc., and have been given the opportunity and have been encouraged to ask any questions and receive additional information that they consider relevant in making a decision to accept this Agreement.

5. Survival of Representation and Warranties. The representations of the Shareholders contained herein shall survive the Closing contemplated hereby and any investigation by the Company with respect thereto.

6. Indemnification of the Company. Shareholders shall defend, indemnify and hold the Company harmless from and against any damage, deficiency, loss or liability resulting from any misrepresentation, omission, breach of warranty or non-fulfillment of any part of this Agreement by Shareholders, and any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident thereto.

7. Failure of Conditions Precedent. To the extent that any condition precedent to the obligations of the Company hereunder is not met by Shareholders, Company may, at its option, either waive such condition and complete the transactions contemplated hereby on the terms and conditions otherwise contained herein, or decline to purchase or exchange the shares, whereupon this Agreement will terminate and Company shall be subject to no liability whatsoever to the Shareholders. If the transactions contemplated in this Agreement is not consummated for such reason, or for any other reason, neither party shall be liable to the other for loss, damage, or expense, and the only remedy to either party shall be to terminate this Agreement.

8. Miscellaneous.

8.1. Stamp Duty, Legal and Accounting Fees. All stamp duties payable in Hong Kong in connection with the sale and purchase of shares in LK Asia Ltd. shall be borne by the respective transferees and transferors in equal shares. The Shareholders, the Company and Company Subsidiary shall each be responsible to pay their respective legal and accounting fees incurred by them in connection with the transactions contemplated by this Agreement, unless otherwise mutually agreed to in writing.

8.2. Waiver of Breach. All waivers under this Agreement shall be in writing. Any waiver by a party of the breach of any provision or of any condition precedent of this Agreement shall not operate as a waiver of any subsequent breach of that provision or as a waiver of the breach of any other provision or of any other condition precedent.

8.3. Severability. If any one or more provisions of this Agreement shall be adjudged or declared illegal or unenforceable, the same shall not in any way affect or impair the validity or enforceability of all or any other provision of this Agreement.

8.4. Governing Law. This Agreement and the performance hereof shall be construed and interpreted in accordance with the laws of Nevada, United States of America. Any dispute arising under or out of this Agreement shall be submitted for resolution to an applicable state or federal court of competent jurisdiction that is located in Nevada, United States of America. All legal formality according to the laws of Hong Kong shall be duly observed by the parties hereunder in order for the contemplated share transfers in LK Asia Ltd. to be valid and legally recognized under the laws of Hong Kong, without regard to conflict of laws principles.

8.5. Venue; Waivers. The Shareholders, Company and Company Subsidiary irrevocably agree that all actions or proceedings in any way, manner or respect, arising out of or from or related to this agreement shall be litigated in courts having situs within the State of Nevada, United States of America. The Shareholders and Company hereby waive any right they may have to transfer or change the venue of any litigation brought by another party hereto in accordance with this paragraph.

8.6 Assignment. No party may assign its rights, interest or obligations under this Agreement without the prior approval in writing of the other party.

8.7 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies on any Person other than the parties and their respective successors and permitted assigns.

8.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto in connection with the subject matter hereof. This Agreement may not be modified, amended, altered or extended orally, and no modification shall be effective unless in writing and signed by the parties hereto.

8.9 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns.

8.10 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing, and shall be deemed to have been given, when received, if delivered in person or by a reputable courier service (such as Federal Express), or three (3) business days following mailing, if mailed by certified mail, return receipt requested, postage prepaid, as follows:

IF TO SHAREHOLDERS:	THE LANGUAGE KEY TRAINING LTD.,
DIRK HADDOW, MARK WOOD, CHRIS DURCAN,
AND/OR JEFF TENNENBAUM

10/F, China Merchants Commercial Building
15-16 Connaught Road West
Sheung Wan, Hong Kong
Attn: Dirk Haddow, CEO

Ph. (85) 221470519
Fx. (85) 225173534
Email: training@languagekey.com

IF TO COMPANY OR	MOUNT KNOWLEDGE HOLDINGS, INC.
COMPANY SUBSIDIARY:
39555 Orchard Hill Place
Suite 600 PMB 6096
Novi, Michigan 48375
Attn: Daniel A. Carr, President and CEO

Ph. (248) 468-4688
Fx. (248) 671-5080
Email: dcarr@mkhd.net

8.11 Exhibits and Schedules. The Exhibits and Schedules attached hereto constitute an integral part of this Agreement. Terms defined in this Agreement that are used in any Exhibit or Schedule attached hereto and are not otherwise defined therein shall have the meanings assigned to such terms in this Agreement. Terms defined in any Exhibit or Schedule attached hereto that are used in this Agreement or in any other Exhibit or Schedule which are not otherwise defined herein shall have the meanings assigned to such terms in such Exhibit or Schedule.

8.12 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning and interpretation of this Agreement.

8.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be considered an original but all of which will constitute the same instrument, notwithstanding that fewer than all of the parties have signed the same counterpart. A counterpart signature page transmitted by facsimile machine will be given the same effect as an original signature page. Any party signing this Agreement by facsimile must provide the other parties with a manually signed signature page within ten (10) days after the date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have placed their signatures hereon on the day and year first above written.

WITNESSES:	SHAREHOLDERS (Sellers)

LANGUAGE KEY TRAINING LTD.,
A British Virgin Island Corporation
Print Name:

/s/ Dirk Haddow
BY: Dirk Haddow
Print Name:	ITS: President and CEO

Print Name:

/s/ Dirk Haddow
BY: Dirk Haddow, Individually
Print Name:

WITNESSES:

Print Name:

/s/ Mark Wood
BY: Mark Wood, Individually
Print Name:

WITNESSES:

Print Name:

/s/ Chris Durcan
BY: Chris Durcan, Individually
Print Name:

WITNESSES:

Print Name:

/s/ Jeff Tennenbaum
BY: Jeff Tennenbaum, Individually
Print Name:

WITNESSES:	COMPANY (Purchasers)

MOUNT KNOWLEDGE HOLDINGS, INC,
A Nevada Corporation
Print Name:

/s/ Daniel A. Carr
BY: Daniel A. Carr
Print Name:	ITS: President and CEO

[-Signature Page to Share Exchange Agreement-]

SCHEDULE A

PAYMENT AND DELIVERY SCHEDULE

1. Shareholders of Record. The following list referenced herein below represents the Shareholders of record on the date of execution of this Agreement which own and/or hold shares of Ordinary A Stock in the Language Key Asia Ltd. (the “LK “A” Shares”) and are entitled to sell/exchange their LK A Shares for shares of restricted common stock of Mount Knowledge Holdings, Inc. (the “MKHD Shares”), as set forth hereinbelow.

		Company
		LK “A” Shares
		Held / Owned

(a)	Language Key Training Ltd. (BVI)	1,282
	10/F, China Merchants Commercial Building
	15-16 Connaught Road West
	Sheung Wan, Hong Kong

(b)	Dirk Haddow	100,000
	11G Seabird Lane
	Beach Village
	Discovery Bay
	Lantau Island
	Hong Kong

(c)	Mark Wood	100,000
	Flat B, Floor 2
	Cherish Court
	Peninsula Village Phase 4
	2 Capeland Drive
	Discovery Bay
	Lantau Island
	Hong Kong

(d)	Christopher Durcan	100,000
	74 North Parade
	Grantham
	England
	NG31 8AN

(e)	Jeff Tennenbaum	24,428
	33 East Riding Drive
	Cherry Hill, NJ 08003

Total number of shares of Ordinary A Shares of
Language Key Asia Ltd. owned by Shareholders:		325,710

Number of shares of Ordinary A Shares of
Language Key Asia Ltd being sold to the Company:		325,710

2. Share Exchange Consideration. Pursuant to the terms and conditions of the share exchange contemplated in this Agreement, the Shareholders agree to sell a total of Three Hundred Twenty-Five Thousand Seven Hundred Ten (325,710) shares of Ordinary A Stock in Language Key Asia Ltd (the “LK A Shares”) and Company agrees to purchase all the LK “A” Shares as set forth in this Schedule A, Section 1, hereinabove, in the form of a share exchange in an amount equal to a total of One Million Eight Hundred (1,800,000) shares of Common Stock of Mount Knowledge Holdings, Inc. (the “MKHD Shares”), on a pro-rata basis equivalent to the number of shares of each Shareholder as set forth in one or more executed Form(s) for Purchase and Exchange, attached hereto as Exhibit A-1.

[Remaining page intentionally left blank]

EXHIBIT A-1

FORM FOR PURCHASE AND EXCHANGE

Pursuant to the terms and conditions set forth in Schedule A of this Agreement, the undersigned Shareholder agrees to sell a pro-rata number of shares of Ordinary A Stock in LANGUAGE KEY ASIA LTD (the “LK A Shares”) owned and held by Shareholder in exchange for a certain number of Shares of Common Stock in MOUNT KNOWLEDGE HOLDINGS, INC. (the “MKHD Shares”) as set forth hereinbelow.

The following represents a Shareholder of record on the Closing Date (the date of execution of this Form for Purchase and Exchange) which owns and/or holds a certain number of LK A Shares to be exchange for MKHD Shares as represented hereinbelow. This form is required to be completed and executed for each Shareholder representing the Shares sold, purchased and exchanged as set forth herein.

[Remaining page intentionally left blank]

Shareholder of Record: Dirk Haddow

Total number of shares of Ordinary A Stock of
Language Key Asia Ltd. owned and held by Shareholder:	__100,000___________

Number of shares of Ordinary A Stock in
Language Key Asia Ltd to be sold to the Company:	__100,000___________

Purchase price for shares of Ordinary A Stock
to be sold to the Company:	$1.00 (Par Value)

Exchange Multiple (Ratio):	( * )

Number of Common Shares of the Company to be Issued and
Exchanged for Common Shares of Language Key Asia Ltd.	_590,803____________

{* The Exchange Multiple (Ratio) may vary due to publicly-traded share price of the MKHD Share on the date of execution of this FORM FOR PURCHASE AND EXCHANGE. Furthermore, the monetary value (or “Fair Market Value”) of the MKHD Shares issued to each Shareholder shall be calculated by taking the total amount of MKHD Shares exchanged with each Shareholder multiplied by the per share price at closing of the MKHD Shares on the previous day from the date of execution of this Agreement (e.g. total of 1,800,000 Shares x per share price of $0.30 = USD $540,000.00), with a certain value attributable to each Shareholder on a pro-rated basis equivalent to the total number of MKHD issued to each Shareholder, respectively.}

Shareholder further understands and agrees to a thirty-six (36) month sale restriction on the entire amount of MKHD Shares received subsequent to any restrictions of SEC Rule 144 of the Act, if applicable, pursuant to the MKHD Shares exchanged as set forth herein from the date of issuance, with thirty (30%) percent of said MKHD Shares shall be released after twelve (12) months from the date of issuance, followed by the release of another thirty-five (35%) percent after twenty-four (24) months and the remaining thirty-five (35%) percent after thirty-six (36) months (the “Additional Sale Restriction”). The beneficial holder(s) of said MKHD Shares shall execute a letter of acknowledgment of said Additional Sale Restriction upon the issuance of and prior to the receipt of said MKHD Shares, if required by the Company.

Agreed and accepted this 31st day of December, 2010.

SHAREHOLDER (SELLER)	COMPANY (PURCHASER)

Dirk Haddow	MOUNT KNOWLEDGE HOLDINGS, INC.,
A Nevada Corporation

/s/ Dirk Haddow	/s/ Daniel A. Carr

By:	By: Daniel A. Carr
Its:	Its: President and CEO

Shareholder of Record: Christopher Durcan

Total number of shares of Ordinary A Stock of
Language Key Asia Ltd. owned and held by Shareholder:	__100,000___________

Number of shares of Ordinary A Stock in
Language Key Asia Ltd to be sold to the Company:	__100,000___________

Purchase price for shares of Ordinary A Stock
to be sold to the Company:	$1.00 (Par Value)

Exchange Multiple (Ratio):	( * )

Number of Common Shares of the Company to be Issued and
Exchanged for Common Shares of Language Key Asia Ltd.	_590,803____________

{* The Exchange Multiple (Ratio) may vary due to publicly-traded share price of the MKHD Share on the date of execution of this FORM FOR PURCHASE AND EXCHANGE. Furthermore, the monetary value (or “Fair Market Value”) of the MKHD Shares issued to each Shareholder shall be calculated by taking the total amount of MKHD Shares exchanged with each Shareholder multiplied by the per share price at closing of the MKHD Shares on the previous day from the date of execution of this Agreement (e.g. total of 1,800,000 Shares x per share price of $0.30 = USD $540,000.00), with a certain value attributable to each Shareholder on a pro-rated basis equivalent to the total number of MKHD issued to each Shareholder, respectively.}

Shareholder further understands and agrees to a thirty-six (36) month sale restriction on the entire amount of MKHD Shares received subsequent to any restrictions of SEC Rule 144 of the Act, if applicable, pursuant to the MKHD Shares exchanged as set forth herein from the date of issuance, with thirty (30%) percent of said MKHD Shares shall be released after twelve (12) months from the date of issuance, followed by the release of another thirty-five (35%) percent after twenty-four (24) months and the remaining thirty-five (35%) percent after thirty-six (36) months (the “Additional Sale Restriction”). The beneficial holder(s) of said MKHD Shares shall execute a letter of acknowledgment of said Additional Sale Restriction upon the issuance of and prior to the receipt of said MKHD Shares, if required by the Company.

Agreed and accepted this 31st day of December, 2010.

SHAREHOLDER (SELLER)	COMPANY (PURCHASER)

Christopher Durcan	MOUNT KNOWLEDGE HOLDINGS, INC.,
A Nevada Corporation

/s/ Christopher Durcan	/s/ Daniel A. Carr

By:	By: Daniel A. Carr
Its:	Its: President and CEO

Shareholder of Record: Mark Wood

Total number of shares of Ordinary A Stock of
Language Key Asia Ltd. owned and held by Shareholder:	__100,000___________

Number of shares of Ordinary A Stock in
Language Key Asia Ltd to be sold to the Company:	__100,000___________

Purchase price for shares of Ordinary A Stock
to be sold to the Company:	$1.00 (Par Value)

Exchange Multiple (Ratio):	( * )

Number of Common Shares of the Company to be Issued and
Exchanged for Common Shares of Language Key Asia Ltd.	_474,685____________

{* The Exchange Multiple (Ratio) may vary due to publicly-traded share price of the MKHD Share on the date of execution of this FORM FOR PURCHASE AND EXCHANGE. Furthermore, the monetary value (or “Fair Market Value”) of the MKHD Shares issued to each Shareholder shall be calculated by taking the total amount of MKHD Shares exchanged with each Shareholder multiplied by the per share price at closing of the MKHD Shares on the previous day from the date of execution of this Agreement (e.g. total of 1,800,000 Shares x per share price of $0.30 = USD $540,000.00), with a certain value attributable to each Shareholder on a pro-rated basis equivalent to the total number of MKHD issued to each Shareholder, respectively.}

Shareholder further understands and agrees to a thirty-six (36) month sale restriction on the entire amount of MKHD Shares received subsequent to any restrictions of SEC Rule 144 of the Act, if applicable, pursuant to the MKHD Shares exchanged as set forth herein from the date of issuance, with thirty (30%) percent of said MKHD Shares shall be released after twelve (12) months from the date of issuance, followed by the release of another thirty-five (35%) percent after twenty-four (24) months and the remaining thirty-five (35%) percent after thirty-six (36) months (the “Additional Sale Restriction”). The beneficial holder(s) of said MKHD Shares shall execute a letter of acknowledgment of said Additional Sale Restriction upon the issuance of and prior to the receipt of said MKHD Shares, if required by the Company.

Agreed and accepted this 31st day of December, 2010.

SHAREHOLDER (SELLER)	COMPANY (PURCHASER)

Mark Wood	MOUNT KNOWLEDGE HOLDINGS, INC.,
A Nevada Corporation

/s/ Mark Wood	/s/ Daniel A. Carr

By:	By: Daniel A. Carr
Its:	Its: President and CEO

Shareholder of Record: Jeff Tennenbaum

Total number of shares of Ordinary A Stock of
Language Key Asia Ltd. owned and held by Shareholder:	__24,428___________

Number of shares of Ordinary A Stock in
Language Key Asia Ltd to be sold to the Company:	__24,428___________

Purchase price for shares of Ordinary A Stock
to be sold to the Company:	$1.00 (Par Value)

Exchange Multiple (Ratio):	( * )

Number of Common Shares of the Company to be Issued and
Exchanged for Common Shares of Language Key Asia Ltd.	_143,709____________

{* The Exchange Multiple (Ratio) may vary due to publicly-traded share price of the MKHD Share on the date of execution of this FORM FOR PURCHASE AND EXCHANGE. Furthermore, the monetary value (or “Fair Market Value”) of the MKHD Shares issued to each Shareholder shall be calculated by taking the total amount of MKHD Shares exchanged with each Shareholder multiplied by the per share price at closing of the MKHD Shares on the previous day from the date of execution of this Agreement (e.g. total of 1,800,000 Shares x per share price of $0.30 = USD $540,000.00), with a certain value attributable to each Shareholder on a pro-rated basis equivalent to the total number of MKHD issued to each Shareholder, respectively.}

Shareholder further understands and agrees to a thirty-six (36) month sale restriction on the entire amount of MKHD Shares received subsequent to any restrictions of SEC Rule 144 of the Act, if applicable, pursuant to the MKHD Shares exchanged as set forth herein from the date of issuance, with thirty (30%) percent of said MKHD Shares shall be released after twelve (12) months from the date of issuance, followed by the release of another thirty-five (35%) percent after twenty-four (24) months and the remaining thirty-five (35%) percent after thirty-six (36) months (the “Additional Sale Restriction”). The beneficial holder(s) of said MKHD Shares shall execute a letter of acknowledgment of said Additional Sale Restriction upon the issuance of and prior to the receipt of said MKHD Shares, if required by the Company.

Agreed and accepted this 31st day of December, 2010.

SHAREHOLDER (SELLER)	COMPANY (PURCHASER)

Jeff Tennenbaum	MOUNT KNOWLEDGE HOLDINGS, INC.,
A Nevada Corporation

/s/ Jeff Tennenbaum	/s/ Daniel A. Carr

By:	By: Daniel A. Carr
Its:	Its: President and CEO

EXHIBIT A-2

FORM OF INSTRUMENT OF TRANSFER AND
BOUGHT AND SOLD NOTES

See attached.